Company Contact:   UQM Technologies, Inc.
                                                          Donald A. French
                                                          Treasurer
                                                          (303) 278-2002


                   UQM TECHNOLOGIES REPORTS FOURTH QUARTER AND
                          FISCAL 2002 OPERATING RESULTS

Technology and motor manufacturing annual revenues rise 11% and 43% respectively, despite difficult economic conditions; electronic product manufacturing records $4.3 million fourth quarter charge for write-down of goodwill

FOR IMMEDIATE RELEASE: 03-06


GOLDEN, COLORADO, May 16, 2002... UQM TECHNOLOGIES, INC. (AMEX: UQM), a developer of alternative energy technologies, today reported operating results for the quarter and fiscal year ended March 31, 2002. Continuing operations for the fourth quarter, excluding the write-down of goodwill, resulted in a loss of $387,712 or $0.02 per common share on total revenue of $4,497,990 versus a loss from continuing operations of $1,011,773 or $0.06 per common share on total revenue of $6,082,822 for the fourth quarter last year. Net loss for the quarter, including the write-down of goodwill of $4,348,633 or $0.25 per common share, was $4,736,345 or $0.27 per common share. Earnings before interest, taxes, depreciation and amortization from continuing operations ("EBITDA") for the quarter, excluding the write-down of goodwill, was $145,729 or $0.01 per common share versus EBITDA from continuing operations of $(477,070) or $(0.03) per common share for the comparable quarter last year.

"Based on a broad and significant business downturn in the contract electronics manufacturing sector, including a substantial decline in consumer demand for electronic products, and our assessment of the fair value of recorded goodwill in preparation for the implementation of Financial Accounting Standard No. 142 Goodwill and Other Intangible Assets ("FAS 142"), we determined that the carrying value of goodwill at our electronics operation was impaired at March 31, 2002. Consequently, we wrote-down all of the goodwill associated with this business unit during the fourth quarter as an operating item under current accounting guidance rather than as a change in accounting principle as provided for under FAS 142", said Donald A. French, UQM Technologies' Treasurer and Chief Financial Officer. "Our electronics unit continued to be adversely impacted by difficult sector conditions, accounting for substantially all of the consolidated loss from continuing operations during the quarter, however, revenue began to trend upward during March and April. Collectively, revenue for our technology and mechanical products business segments during the fourth quarter rose 6.3 percent versus the comparable quarter last year and generated earnings from continuing operations of $324,265 or $0.02 per common share. At March 31, 2002 cash balances were $1.4 million. Subsequent to year end we completed a secondary offering of common stock and warrants which provided an additional $4.4 million in cash proceeds a portion of which was subsequently applied to reduce the Company's lines-of-credit and long-term debt, which will lower future interest expense".

Continuing operations for the fiscal year ended March 31, 2002, excluding the write-down of goodwill, resulted in a loss of $1,922,922 or $0.11 per common share on total revenue of $21,395,240 versus a loss from continuing operations of $2,042,538 or $0.12 per common share on total revenue of $25,294,650 last fiscal year. Net loss for the fiscal year, including the write-down of goodwill of $4,348,633 or $0.25 per common share and loss from discontinued operations of $2,321,100 or $0.13 per common share, was $8,592,655 or $0.49 per common share versus a net loss last year of $3,140,122 or $0.18 per common share. EBITDA from continuing operations for the year, excluding the write-down of goodwill, was $78,575 or nil per common share versus EBITDA from continuing operations of $(231,332) or $(0.01) per common share last year.

EBITDA is a broadly used financial term which many investment professionals use as an approximation of the operating cash flow generated by a business. Management believes that this information may be useful to investors in the Company due to the amount of noncash depreciation and amortization charges reported by the Company. Investors are cautioned, however, that EBITDA is not a replacement or substitute for net earnings or loss determined by the application of generally accepted accounting principles and our calculation of EBITDA may not be comparable to similarly titled disclosures made by other companies.

"This has been a very challenging year for most manufacturing companies, and particularly difficult for contract manufacturers. However, we are pleased with the performance of our technology and mechanical products segments, which turned in annual revenue growth of 11 percent and 43 percent, and earnings for the fiscal year of $32,078 and $23,160, respectively," said William G. Rankin, UQM Technologies' President and Chief Executive Officer. "Demand for our proprietary motor products remains strong and we expect double digit revenue growth in this sector next fiscal year. Likewise, customer funding for applications of our technology continues to grow as represented by a number of exciting technology announcements made during fiscal 2002 including:

o The supply of propulsion motors, generators and power electronics inverters to the Department of Defense funded pre-production hybrid electric HMMWV (High Mobility Multipurpose Wheeled Vehicle) program.

o Commencement of deliveries of hybrid electric transit buses by Advanced Vehicle Systems of Chattanooga, Tennessee powered by UQM(R) PowerPhase(TM) 100 propulsion systems.

o Expansion of our collaboration with John Deere to apply our technology to enhance the capability of John Deere products. This relationship is directed toward the development of hybrid electric vehicle systems and components for future John Deere products, including such evolving technologies as the new 42-volt electrical system standard and controller area network communication protocol.

o Participation as the team member for power systems technologies and products for electric and hybrid electric propulsion and associated vehicle integration technology on the Boeing Company Future Combat Systems Team, which was the recipient of a $150 million award from the Defense Advanced Research Projects Agency and the U.S. Army.

o The funded development of two new fuel cell products, an air compressor drive motor partially integrated with the compressor and the power electronic inverter that controls operation of the system for a major fuel cell developer. The Company previously announced that it is the manufacturer of fuel cell compressor drive motors for the Ford, Daimler Chrysler and Ballard Power Systems next generation fuel cell engine vehicles.

o The funding and completion of the initial design and testing of a modular power electronic inverter for distributed power applications. The new inverter product, which is designed to convert direct current (DC) output of power generation equipment to 110/220 volt alternating current (AC), is 96 percent efficient, features low harmonic distortion sine wave output and digital signal processing control in a package one-third the size of conventional inverters.

o Receipt of a contract from the U.S. Air Force to develop electric motor/generators and power electronic inverters with low electromagnetic interference (EMI) signatures. The first military vehicles which will receive the new systems are part of a fleet of seven hybrid electric vans and four hybrid electric buses based at Robins Air Force Base.

o             The commencement of in-service testing by United Parcel Service
              (UPS) of the industry's first hybrid electric package delivery vehicle propelled by two UQM(R) PowerPhase(TM) 100 systems and a generator.

o The commencement of field testing of a 42 volt integrated starter/alternator power-assist hybrid electric system in three customer vehicles.

o Successful completion of testing and the commercial availability of our Integrated Electric Traction System (INTETS), an advanced propulsion system for electric, hybrid electric and fuel cell electric vehicles. The system, which is designed to be the sole propulsion system for mid-size vehicles and as an axle drive for larger vehicles, measures just 15 inches in length and 11 inches in diameter (excluding an optional electronic inverter), has a peak efficiency in excess of 91 percent, a continuous power rating of 30kW, peak power of 75kW and peak torque of 1,700 N-m.

These proprietary technology based programs, substantially all of which were funded by our customers, represent potentially significant opportunities in a variety of separate large markets. We have strengthened our cash position and lowered our debt as a result of completing our secondary offering and, with an improving economy, we believe the Company is in an excellent position to return to strong revenue growth."

The Company will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss operating results for the fourth quarter and fiscal year. To attend the conference call, please dial 1-212-346-0206 approximately ten minutes before the conference is scheduled to begin. For anyone who is unable to participate in the conference, a recording will be available for 48 hours beginning at 6:30 p.m. Eastern Daylight Time today. To access the playback call 1-800-633-8284 and give reservation number 20602031. For international callers, dial 1-858-812-6440.

UQM Technologies, Inc. is a developer and manufacturer of power dense, high efficiency electric motors, generators and power electronic inverters for the automotive, aerospace, telecommunications, medical, military and industrial markets. A major emphasis of the Company is developing products for the alternative energy technologies sector including power systems for electric, hybrid electric and fuel cell electric vehicles, 42 volt under-the-hood power accessories and distributed power generation applications. The Company's headquarters and engineering and product development center are located in Golden, Colorado. Manufacturing facilities are located in Frederick, Colorado (electric motors) and St. Charles, Missouri (electronic assemblies and wire harnesses). For more information on the Company, please visit its worldwide website at www.uqm.com.

This press release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this press release and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things, the development of markets for our products. Important risk factors that could cause actual results to differ from those contained in the forward-looking statements include our ability to be profitable, our ability to obtain additional financing, our reliance on major customers and suppliers, our ability to commercialize our products, our ability to manage growth and the possibility that product liability insurance may become unavailable to us.
                              ####Table Follows####

                     UQM TECHNOLOGIES, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations



                                                         Quarter Ended March 31,        Year Ended March 31,
                                                          2002            2001           2002           2001
                                                     --------------  -------------- -------------- ---------

Revenue:
      Contract services                              $     793,331        790,685      2,999,342       2,283,292
      Product sales                                      3,704,659      5,292,137     18,395,898      23,011,358
                                                        ----------    -----------     ----------      ----------
                                                         4,497,990      6,082,822     21,395,240      25,294,650
                                                        ----------    -----------     ----------      ----------

Operating costs and expenses:
      Costs of contract services                           451,496        594,131      2,053,745       1,930,601
      Costs of product sales                             3,668,532      5,041,256     17,231,561      20,717,392
      Research and development                              11,746         23,771         98,940         103,231
      General and administrative                           771,451      1,058,690      3,726,621       3,786,669
      Write-down of investments and other assets             2,443        291,818          2,443         291,818
      Write-down of goodwill                             4,348,633              -      4,348,633              -
      Amortization of goodwill                              67,587         67,587        270,348         270,348
                                                      ------------   -------------  ------------    ------------
                                                         9,321,888      7,077,253     27,732,291      27,100,059
                                                        ----------    -----------     ----------      ----------

             Loss from operations                       (4,823,898)      (994,431)    (6,337,051)     (1,805,409)

Other income (expense):
      Interest income                                        5,767         13,495         64,067          59,588
      Interest expense                                     (79,283)       (95,506)      (372,084)       (298,690)
     Minority interest share of earnings of
consolidated
          subsidiary                                       -               (5,636)       -               (65,426)
      Gain on sale of real estate                          161,069         19,286        379,997          19,286
      Other                                                     -          51,019         (6,484)         48,113
                                                     -------------   -------------- -------------  -------------
                                                            87,553         (17,342)       65,496        (237,129)
                                                     -------------   -------------  ------------    ------------

              Loss from continuing operations           (4,736,345)    (1,011,773)    (6,271,555)     (2,042,538)

Discontinued operations:
      Loss from operations of discontinued gear
          division                                          -            (290,242)      (644,650)     (1,097,584)
      Loss on disposal of gear division including
          provision of $663,792 for operating
          losses during phase-out period                       -               -      (1,676,450)            -
                                                     ------------     ------------   ------------    ------------
                                                               -         (290,242)    (2,321,100)     (1,097,584)
                                                     ------------     ------------   ------------    ------------

              Net loss                                $ (4,736,345)    (1,302,015)    (8,592,655)     (3,140,122)
                                                        ==========     ==========     ==========      ==========

              EBITDA from continuing operations       $ (4,202,904)      (477,070)    (4,270,058)        (231,332)
                                                        ==========    ===========     ==========      ===========

              EBITDA                                  $ (4,202,904)      (565,167)    (6,045,781)       (325,839)
                                                        ==========   ============     ==========     ===========

              Net loss per common share basic and diluted:
                    Continuing operations             $   (.27)          (.06)          (.36)            (.12)
                    Discontinued operations                -             (.02)          (.13)            (.06)
                                                         -----            ---            ---              ---
                                                      $   (.27)          (.08)          (.49)            (.18)
                                                           ===            ===            ===              ===
              EBITDA per common share from
                   continuing operations              $   (.24)          (.02)          (.24)            (.01)
                                                           ===            ===           ====              ===

              EBITDA per common share                 $   (.24)          (.03)          (.34)            (.02)
                                                           ===            ===            ===              ===

Weighted average number of shares of common stock
     outstanding                                        17,670,511     17,359,914     17,548,130      17,314,891
                                                        ==========     ==========     ==========      ==========


                                       UQM TECHNOLOGIES, INC. AND SUBSIDIARIES
                                             Consolidated Balance Sheets


                                                                                     March 31,             March 31,
Assets                                                                                2002                   2001
------                                                                            ------------          ------------
Current assets:
     Cash and cash equivalents                                                   $    1,411,509            2,399,006
     Accounts receivable                                                              2,662,554            3,899,041
     Costs and estimated earnings in excess of billings on uncompleted                  442,213              572,009
contracts
     Inventories                                                                      4,636,312            6,656,236
     Prepaid expenses                                                                   220,528              184,405
     Equipment of discontinued operations held for sale, net                          1,253,432                 -
     Other                                                                              130,934               52,065
                                                                                   ------------        -------------
           Total current assets                                                      10,757,482           13,762,762
                                                                                     ----------           ----------

Property and equipment, at cost:
     Land                                                                               181,580              181,580
     Building                                                                         1,247,265            1,240,435
     Machinery and equipment                                                          8,622,471           12,433,475
                                                                                    -----------           ----------
                                                                                     10,051,316           13,855,490
     Less accumulated depreciation                                                   (5,482,194)          (6,577,035)
                                                                                     ----------           ----------
            Net property and equipment                                                4,569,122            7,278,455
                                                                                    -----------          -----------

Patent and trademark costs, net of accumulated amortization of
   $219,084 and $170,204                                                                757,059              731,707

Goodwill, net of accumulated amortization of $989,362 at March 31, 2001                    -               5,662,797

Other assets                                                                             45,872               45,872
                                                                                  -------------        -------------

                                                                                   $ 16,129,535           27,481,593
                                                                                     ==========           ==========
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                             $   2,693,312            2,777,737
     Other current liabilities                                                          568,554            1,031,028
     Current portion of long-term deferred gain on sale of real estate                  322,139              115,713
     Current portion of long-term debt                                                  562,043              865,685
     Term debt and accrued future losses of discontinued operations                     789,960              -
     Revolving line-of-credit                                                         2,254,000            4,037,000
     Billings in excess of costs and estimated earnings on uncompleted                  382,739              197,819
                                                                                   ------------         ------------
contracts
          Total current liabilities                                                   7,572,747            9,024,982

Long-term deferred gain on sale of real estate                                             -                 636,423
Long-term debt, less current portion                                                  1,108,023            2,606,075
                                                                                    -----------          -----------
          Total liabilities                                                           8,680,770           12,267,480

Stockholders' equity:
   Common stock, $.01 par value, 50,000,000 shares authorized; 17,679,848
      and 17,423,358 shares issued                                                      176,798              174,233
   Additional paid-in capital                                                        51,444,359           50,626,120
   Accumulated deficit                                                              (43,757,378)         (35,164,723)
   Accumulated other comprehensive income                                              (384,300)            (384,300)
   Note receivable from officer                                                         (30,714)             (37,217)
                                                                                   ------------        -------------
          Total stockholders' equity                                                  7,448,765           15,214,113
                                                                                    -----------           ----------

                                                                                   $ 16,129,535           27,481,593
                                                                                     ==========           ==========

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